SILVER SPIKE INVESTMENT CORP.
600 MADISON AVENUE, SUITE 1800
NEW YORK, NEW YORK 10022

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on September 22, 2024. Follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SSIC2024SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on September 22, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V47965-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SILVER SPIKE INVESTMENT CORP.

The Board of Directors recommends you vote FOR the following proposal:

	For All	Withhold All	For All Except
2. A proposal to elect the following individuals, in each case subject to the conditions set forth in the accompanying joint proxy statement/information statement/prospectus: (a) Frederick C. Herbst as a Class 1 director with a term expiring at the 2025 annual meeting of SSIC stockholders, (b) John Mazarakis as a Class 2 director with a term expiring at the 2026 annual meeting of SSIC stockholders, and (c) Jason Papastavrou as a Class 3 director with a term expiring at the 2027 annual meeting of SSIC stockholders	▢	▢	▢

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the name(s) of the nominee(s) on the line below.

____

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
1. A proposal to approve the issuance of shares of SSIC common stock, $0.01 par value per share, to be issued pursuant to the Purchase Agreement, dated as of February 18, 2024, between SSIC and Chicago Atlantic Loan Portfolio, LLC in accordance with NASDAQ listing rule requirements	▢	▢	▢
3. A proposal to approve a new investment advisory agreement by and between SSIC and Silver Spike Capital, LLC ("SSIC Adviser"), which has the same base management and incentive fee as, and otherwise does not materially differ from, the current investment advisory agreement by and between SSIC and SSIC Adviser (the "Current Investment Advisory Agreement"), because the Current Investment Advisory Agreement may be deemed to terminate as a result of a transaction involving a change in the ownership of SSIC Adviser	▢	▢	▢

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

V47966-TBD

Silver Spike Investment Corp.
Special Meeting of Stockholders
September 23, 2024 10:00 a.m. Eastern Time
This proxy is solicited by the Board of Directors

The undersigned, revoking prior proxies, hereby appoints Scott Gordon and Umesh Mahajan or either one of them and each with full power of substitution, to act as proxies for the undersigned to vote all the shares of common stock of Silver Spike Investment Corp., a Maryland corporation ("SSIC"), which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held via live webcast over the Internet at www.virtualshareholdermeeting.com/SSIC2024SM on September 23, 2024 10:00 a.m. Eastern Time, and all postponements and adjournments thereof, as indicated on this proxy with all power possessed by the undersigned as if personally present at the meeting and to vote in their discretion on such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders, and the accompanying Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted "FOR" proposals 1, 2 and 3.

Continued and to be signed on reverse side